Tonix Pharmaceuticals Holding Corp, Inc. 8-K

Exhibit 99.02

Tonix Pharmaceuticals Holding Corp.

Unaudited Pro Forma Condensed Combined Financial Information

On June 30, 2023 (the “Closing”), pursuant to an Asset Purchase Agreement entered into on June 23, 2023 with Upsher-Smith Laboratories LLC, (“Seller”), Tonix Pharmaceuticals Holding Corp. and its wholly-owned subsidiary, Tonix Medicines, Inc. (collectively, the “Company” or “Purchaser”) completed the acquisition of Seller’s assets related to Zembrace® SymTouch® (sumatriptan injection) 3 mg (“Zembrace”) and Tosymra® (sumatriptan nasal spray) 10 mg (“Tosymra”) products (such businesses collectively, the “Business”) and certain inventory related to the Business for an aggregate purchase price of $26.5 million in cash, including certain deferred payments and subject to customary adjustments (such transaction, the “Acquisition”).

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the Acquisition have been prepared in accordance with Accounting Standards Codification 805, Business Combinations ("ASC 805") and reflect the preliminary allocation of the estimated consideration to the assets acquired based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 combines the historical balance sheet of the Company and the abbreviated statement of assets acquired of the Business as of March 31, 2023 on a pro forma basis as if the Acquisition had been consummated on March 31, 2023. While the Company and Seller have different fiscal period ends, Rule 11-02(c)(3) of Regulation S-X permits fiscal period ends within one quarter between the acquirer and acquiree to be combined for the purposes of presenting pro forma financial information. Accordingly, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the historical statement of operations of the Company for the year ended December 31, 2022 and the abbreviated statement of net product sales net of direct expenses of the Business for the year ended March 31, 2023 on a pro forma basis as if the Acquisition had been consummated on January 1, 2022. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 combines the historical statement of operations of the Company for the three months ended March 31, 2023 and the net product sales net of direct expenses of the Business for the three months ended March 31, 2023 on a pro forma basis as if the Acquisition had been consummated on January 1, 2022, the beginning of the earliest period presented.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma adjustments represent management’s preliminary estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements and the historical audited abbreviated financial statements of the Business and accompanying notes filed as an exhibit to this Form 8-K.

The following unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are based on available information and assumptions that the Company believes are reasonable. They do not purport to represent what the actual combined results of operations or the combined financial position would have been had the Acquisition occurred on the dates indicated, or on any other date, nor are they necessarily indicative of the Company’s future combined results of operations or the combined financial position after the Acquisition. The Company’s actual financial position and results of operations after the Acquisition will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified, and changes in operating results of the Company and the Business following the date of the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial information includes certain reclassifications to conform the historical financial information prepared by Seller to the Company’s presentation.

Tonix Pharmaceuticals Holding Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2023

(Amounts in thousands, except share and per share amounts)

	Historical		Pro Forma
	Tonix Pharmaceuticals Holding Corp.	Assets Acquired from Upsher-Smith Laboratories LLC	Transaction Accounting Adjustments (Note 3)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$71,975	$—	$(22,174	)(a)	$49,801
Inventory	—	9,472	4,228	(b)	13,700
Prepaid expenses and other	11,751	1,183	574	(c)	13,508
Total current assets	83,726	10,655	(17,372)		77,009

Property and equipment, net	93,991	—	—		93,991

Right of use assets, net	986	—	—		986
Intangible assets, net	—	—	10,100	(d)	10,100
Goodwill	—	—	965	(e)	965
Other non-current assets	385	—	—		385
Total assets	$179,088	$10,655	$(6,307)		$183,436

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,016	$—	$—		$8,016
Accrued expenses and other current liabilities	4,619	—	4,348	(a)	8,967
Lease liability, current	438	—	—		438
Total current liabilities	13,073	—	4,348		17,421

Lease liability, net of current	588	—	—		588
Total liabilities	13,661	—	4,348		18,009

Stockholders’ equity:
Preferred stock:
Series B Convertible Preferred Stock	—	—	—		—
Series A Convertible Preferred Stock	—	—	—		—
Common stock	64	—	—		64
Additional paid-in capital	682,566	—	—		682,566
Accumulated deficit	(516,992)	—	—		(516,992)
Accumulated other comprehensive loss	(211)	—	—		(211)
Historical implied equity/net assets acquired	—	10,655	(10,655)		—
Total stockholders’ equity	165,427	10,655	(10,655)		165,427
Total liabilities and stockholders’ equity	$179,088	$10,655	$(6,307)		$183,436

See accompanying notes to unaudited pro forma condensed combined financial statements.

Tonix Pharmaceuticals Holding Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2023

(Amounts in thousands, except share and per share amounts)

	Historical		Pro Forma
	Tonix Pharmaceuticals Holding Corp	Upsher-Smith Laboratories LLC Net Product Sales Net of Direct Expenses	Transaction Accounting Adjustments (Note 3)	Pro Forma Combined
Net Product Sales	$—	$4,078	$—	$4,078
Cost of Sales	—	(2,321)	—	(2,321)
Gross Profit	—	1,757	—	1,757

COSTS AND EXPENSES:
Research and development	26,511	197	—	26,708
Amortization expense	—	—	214 (d)	214
General and administrative	7,391	2,790	—	10,181
	33,902	2,987	214	37,103

Operating loss	(33,902)	(1,230)	(214)	(35,346)

Interest income	897	—	—	897

Net loss	$(33,005)	$(1,230)	$(214)	$(34,449)

Net loss per common share, basic and diluted	$(3.21)			$(3.35)	Note 4

Weighted average common shares outstanding, basic and diluted	10,268,500			10,268,500	Note 4

See accompanying notes to unaudited pro forma condensed combined financial statements.

Tonix Pharmaceuticals Holding Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2022

(Amounts in thousands, except share and per share amounts)

	Historical		Pro Forma
	Tonix Pharmaceuticals Holding Corp.	Upsher-Smith Laboratories LLC Net Product Sales Net of Direct Expenses	Transaction Accounting Adjustments (Note 3)		Pro Forma Combined
Net Product Sales	$—	$16,426	$—		$16,426
Cost of Sales	—	(8,077)	(3,935	)(b)	(12,012)
Gross Profit	—	8,349	(3,935)		4,414

COSTS AND EXPENSES:
Research and development	81,876	763	—		82,639
Amortization expense	—	—	856	(d)	856
General and administrative	30,215	16,754	—		46,969
	112,091	17,517	856		130,464

Operating loss	(112,091)	(9,168)	(4,791)		(126,050)

Interest income	1,873	—	—		1,873

Net loss	$(110,218)	$(9,168)	$(4,791)		$(124,177)

Preferred stock deemed dividend	6,659	—	—		6,659

Net loss available to common stockholders	$(116,877)	$(9,168)	$(4,791)		$(130,836)

Net loss per common share, basic and diluted	$(20.01)				$(22.40)	Note 4

Weighted average common shares outstanding, basic and diluted	5,841,447				5,841,447	Note 4

See accompanying notes to unaudited pro forma condensed combined financial statements.

Tonix Pharmaceuticals Holding Corp.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Pro Forma Presentation

The financial statements included in the unaudited pro forma condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of SEC Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 combines the historical balance sheet of the Company and the abbreviated statement of assets acquired of the Business as of March 31, 2023 on a pro forma basis as if the Acquisition had been consummated on March 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the historical statement of operations of the Company for the year ended December 31, 2022 and the abbreviated statement of net product sales net of direct expenses of the Business for the fiscal year ended March 31, 2023 on a pro forma basis as if the Acquisition had been consummated on January 1, 2022. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 combines the historical statement of operations of the Company for the three months ended March 31, 2023 and the net product sales net of direct expenses of the Business for the three months ended March 31, 2023 on a pro forma basis as if the Acquisition had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements and related adjustments are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in these statements. The unaudited pro forma condensed combined financial statements do not purport to represent what the combined results of operations would have been if the Acquisition had actually occurred on the dates indicated above, nor are they indicative of the Company’s future results of operations or the combined financial position after the Acquisition.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical financial statements as of and for the year ended December 31, 2022 included in the Company’s Annual Report on Form 10-K filed with Securities and Exchange Commission (“SEC”) on March 13, 2023, the Company’s historical financial statements as of and for the three months ended March 31, 2023 included in the Company’s Form 10-Q filed with the SEC on May 8, 2023, as well as the historical audited abbreviated financial statements of the Business and accompanying notes filed as Exhibit 99.01 to this Form 8-K.

In accordance with current accounting guidance, the assets acquired have been measured at fair value by the Company and the difference between these assets and the purchase price has been recorded as goodwill. The fair value measurements utilize estimates based on key assumptions of the acquisition, and historical and current market data. These fair value measurements and the related pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. Therefore, the final purchase price allocation may differ materially from the information presented. For the purpose of measuring the estimated fair value of the assets acquired, the Company has applied the accounting guidance for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

For the purposes of presenting the unaudited pro forma condensed combined financial statements, certain balances within the statement of assets acquired and statements of net product sales net of direct expenses of the Business have been reclassified into line items and included in the subtotals to conform with the historical presentation in the Company’s financial statements.

2.	Preliminary Purchase Price Allocation

The Company has performed a preliminary analysis of the fair value of the assets acquired of the Business. The Company has estimated the allocation of the purchase consideration to assets acquired based on their respective estimated fair values. The preliminary purchase price allocation has been used to prepare the Transaction Accounting Adjustments in the accompanying unaudited pro forma condensed combined balance sheet and condensed combined statements of operations. For purposes of preparing the unaudited pro forma condensed combined financial statements, the estimated fair value amounts and corresponding purchase price allocation incorporate the amount of the Business assets as of March 31, 2023, the required period under Article 11. These amounts are different than those on hand upon Closing of the Acquisition. The final purchase price allocation will incorporate the Business assets on hand upon Closing of the Acquisition and will be determined when the Company has completed its detailed valuations and necessary calculations.

The following table represents a preliminary allocation of the estimated purchase consideration to the assets acquired (in thousands):

Preliminary purchase price allocation	Amount
Inventory	$13,700
Prepaid expenses and other	1,757
Intangible assets, net	10,100
Goodwill	965
Total consideration	$26,522

The acquired inventory consists of Seller’s raw materials, semi-finished goods, and finished goods inventory as of the Closing date. The fair value was determined based on the estimated selling price of the inventory, less the estimated total costs to complete, disposal effort and holding costs.

The identifiable intangible assets acquired include the developed technology related to Zembrace and Tosymra, which includes the value associated with the acquired patents, customer relationships, and trademarks and trade names associated with the technology. The developed technology intangible assets were valued as composite assets under the premise that each asset is reliant on one another to generate cash flow, is not considered separable from the technology, and are assumed to have similar useful lives. The composite intangible assets for Zembrace and Tosymra were valued using a multi-period excess earnings method and will be amortized over a remaining useful life of 14 years and 9 years, respectively.

The fair value of goodwill represents expected synergies from combining operations, intangible assets that do not qualify for separate recognition, and other factors.

3.	Transaction Accounting Adjustments

The Company anticipates accounting for the Acquisition as a business combination in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations, and Accounting Standards Update (“ASU”) No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, whereby the Company recognized the assets acquired at their estimated fair values on the acquisition date. The excess of the purchase price over the estimated fair values of net assets acquired has been recorded as goodwill. The Transaction Accounting Adjustments have been prepared as if the Acquisition had taken place on March 31, 2023 in the case of the Unaudited Pro Forma Condensed Combined Balance Sheet, and on January 1, 2022 in the case of the Unaudited Pro Forma Condensed Combined Statements of Operations.

For pro forma purposes, the Company has preliminarily allocated the purchase consideration to the assets acquired based on their respective estimated fair values. Therefore, as discussed further below, the purchase price allocation is provisional and will be finalized after the Company receives and reviews all available data and completes its detailed valuation analysis.

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	Represents estimated total preliminary consideration for the Acquisition of approximately $26.5 million, of which approximately $22.2 million was paid in cash as of the Closing. The closing cash consideration was later adjusted upwards by approximately $1.3 million upon the determination of the value of the acquired inventory on hand as of June 30, 2023. The inventory adjustment payment is expected to be settled in the third quarter of 2023. In addition, the Company agreed to pay a deferred cash payment of $3.0 million, anticipated to be paid approximately six months following the Closing. The purchase consideration is preliminary and subject to certain customary adjustments. The following table summarizes the components of the purchase consideration (in thousands):

Preliminary purchase consideration	Amount
Closing cash consideration	$22,174
Inventory adjustment payment liability	1,348
Deferred payment liability	3,000
Purchase price to be allocated	$26,522

(b)	The upward adjustment to inventory of approximately $4.2 million reflects the preliminary step-up to fair value of the acquired inventory of the Business as well as a $0.3 million increase in inventory on hand as of June 30, 2023 as compared to March 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 is also adjusted to increase Cost of Sales by $3.9 million, the amount attributable to the fair value increase, as the inventory is expected to be sold within 12 months of the acquisition date. Accordingly, this adjustment is not expected to affect the Company’s results of operations beyond 12 months after the acquisition date.

(c)	Includes an upward adjustment of approximately $0.8 million related to additional acquired prepayments for inventory at the Closing, partially offset by a downward adjustment of approximately $0.2 million for certain acquired prepaid assets to reflect three months less of contractual benefits.

(d)	As part of the preliminary valuation analysis, the Company determined the fair value of the two composite intangible assets of $6.7 million and $3.4 million related to Zembrace and Tosymra, respectively, for a total fair value adjustment of $10.1 million. These acquired intangible assets will be amortized over a remaining useful life of 14 years and 9 years, respectively. Accordingly, the adjustment to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 reflects one year of straight-line amortization expense. The adjustment to the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 reflects one quarter of straight-line amortization expense of these intangibles.

(e)	Reflects goodwill resulting from the Acquisition based on the preliminary purchase price allocation in Note 2 above.

4.	Net Loss per Common Share

Net loss per common share was calculated giving effects to the Transaction Accounting Adjustments outlined in Note 3 using the Company’s historical weighted average shares outstanding and diluted weighted average shares outstanding, adjusted to reflect the Company’s reverse stock split at a ratio of 1-for-6.25 effective at 12:01 a.m., Eastern Time, on May 10, 2023, as previously announced on the Company’s Form 8-K filed with the SEC on May 9, 2023. There were no shares or dilutive securities issued in connection with the Acquisition.